Exhibit 10.3

SUBORDINATION AGREEMENT AND CONSENT

This Subordination Agreement (this “Agreement”), dated as of March 31, 2004, is between those entities and individuals listed on Schedule A attached hereto (each a “Lender” and collectively, the “Lenders”) and Silicon Valley Bank (“Bank”).

RECITALS

A. eGain Communications Corporation, a Delaware corporation (the “Company”), has obtained a loan from Bank which is secured by a pledge of substantially all of the Company’s assets pursuant to the terms of that certain Loan and Security Agreement, dated as of March 27, 2002, between Bank and the Company, and that certain Accounts Receivable Purchase Agreement, dated as of September 24, 2002 (in each case, as amended, restated, modified or supplemented, and including all of the other agreements and documents entered into in connection therewith, the “Loan Documents”).

B. The Lenders desire to purchase Subordinated Secured Promissory Notes (the “Notes”) issued by the Company pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of even date herewith, between the Company and the Lenders (the “Purchase Agreement”) which Notes shall be on a parity with the subordinated secured promissory notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement by and between Ashutosh Roy and the Company dated as of December 23, 2002 (the “Prior Credit Facility”).

C. The Purchase Agreement provides that the Lenders shall obtain warrants to purchase shares of the Company’s Common Stock in connection with Lenders’ purchase of the Notes (the “Warrants”).

D. Bank is willing to allow the Lenders to purchase the Notes and the Warrants from the Company, and to enter into the other transactions contemplated by the Purchase Agreement, but only if the Lenders and Bank enter into this Agreement, pursuant to the terms and conditions of which the Lenders will subordinate: (i) all of the Company’s indebtedness and obligations to the Lenders, existing now or later (the “Subordinated Debt”) to all of the Company’s indebtedness and obligations to Bank, and (ii) all of the Lenders’ security interests, to all of Bank’s security interests in the Company’s property.

AGREEMENT

1. In exchange for the agreements of the Lenders set forth below, Bank hereby consents for all purposes under the Loan Documents to the sale and purchase of the Notes and the Warrants by the Lenders from the Company, and all of the other transactions set forth in or contemplated by the Purchase Agreement.

2. The Lenders subordinate to Bank any security interest or lien that may have in all of the property and assets of the Company. Despite the actual attachment or perfection dates of the Lenders’ security interest and Bank’s security interest, Bank’s security interest in all of the assets and property of the Company is prior to the Lenders’ security interest.

3. All Subordinated Debt payments are hereby subordinated to all of the Company’s obligations to Bank existing now or hereafter created, together with collection costs of such obligations (including attorneys’ fees), including, interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations owing to Bank (the “Senior Debt”).

4. The Lenders will not:

a) demand or receive from the Company (and the Company will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

b) exercise any remedy against any assets of the Company, or

c) accelerate the Subordinated Debt, or begin or participate in any action against the Company, until all the Senior Debt is paid;

provided, however, that the Lenders may take any and all of the actions set forth in this Section 4 in the event that a default or an event of default occurs under the Senior Debt, or any of the documents entered into in connection therewith, and the Bank has not within one hundred eighty (180) days of such default or event of default (i) accelerated the indebtedness of the Company to the Bank under the Senior Debt, and (ii) commenced judicial or non-judicial enforcement proceedings with respect to such Senior Debt. No term or provision contained in this Section 4 shall impair, limit, or modify the obligations of the Lenders to the Bank set forth in Section 5 below.

5. The Lenders must deliver to Bank in the form received (except for endorsement or assignment by such Lender) any payment, distribution, security or proceeds it receives on the Subordinated Debt, other than according to this Agreement.

6. These provisions shall remain in full force and effect, despite the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Bank’s claims against the Company and the Company’s estate will be fully paid before any payment is made to the Lenders.

7. Until the Senior Debt is paid, the Lenders irrevocably appoint Bank as their attorney-in-fact, with power of attorney with power of substitution, in the Lenders’ name or in Bank’s name, for Bank’s use and benefit without notice to such Lender, to do the following in any bankruptcy, insolvency or similar proceeding involving the Company:

(i) File any claims for the Subordinated Debt for such Lender if such Lender does not do so at least 30 days before the time to file claims expires, and

(ii) Accept or reject any plan of reorganization or arrangement for such Lender and vote the Lender’s claims in respect of the Subordinated Debt in any way it chooses.

8. Each Lender will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that such Lender has in the Company’s property. For example, instruments cannot be amended to (i) increase the interest rate of the Subordinated Debt or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

9. This Agreement is effective while the Company owes any amounts to Bank. If after full payment of the Senior Debt, Bank must disgorge any payments made on the Senior Debt, this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and such Lender will immediately pay Bank all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time without notice to the Lenders, Bank may take actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Company or any other person. No action or inaction will impair or otherwise affect Bank’s rights under this Agreement. Each Lender waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. This Agreement shall bind any successors or assignees of the Lenders and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Lenders and Bank and not for the benefit of Company or any other party. Each Lender further agrees that if the Company is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of such Lender, such Lender shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

11. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

12. California law governs this agreement without giving effect to conflicts of laws principles. The Lenders and Bank submit to the exclusive jurisdiction of the courts in Santa Clara County, California. THE LENDER AND BANK EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION FROM THIS AGREEMENT.

13. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Each Lender is not relying on any representations by Bank or the Company in entering into this Agreement. Each Lender will keep itself informed of the Company’s financial and other conditions. This Agreement may be amended only by written instrument signed by (i) each of the Lenders and (ii) Bank.

14. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in the action.

In Witness Whereof, this Subordination Agreement and Consent has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

BANK:	SILICON VALLEY BANK

	By:	\s\ Albert Martinez
	Name:	Albert Martinez
	Its:	Vice President

LENDERS:	ASHUTOSH ROY

	By:	\s\ Ashutosh Roy
	Name:	Ashutosh Roy
Its:

OAK HILL CAPITAL PARTNERS, L.P.

	By:	OHCP GenPar, L.P., its general partner

	By:	OHCP MGP, LLC, its general partner

	By:	\s\ John. H. Fant
John H. Fant, Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

	By:	OHCP GenPar, L.P., its general partner

	By:	OHCP MGP, LLC, its general partner

	By:	\s\ John. H. Fant
John H. Fant, Vice President

eGAIN COMMUNICATIONS CORPORATION

SUBORDINATION AGREEMENT AND CONSENT

FW INVESTORS V, L.P.

	By:	FW Management II, L.L.C., general partner

	By:	\s\ John. H. Fant
John H. Fant, Vice President

The Company approves the terms of this Agreement:

eGAIN COMMUNICATIONS CORPORATION

	By:	\s\ Eric Smit
	Name:	Eric Smit
	Its:	Chief Financial Officer

2

SCHEDULE A

Lenders

Ashutosh Roy

Oak Hill Capital Partners, L.P.

Oak Hill Capital Management Partners, L.P.

FW Investors V, L.P.

SA-1